EXHIBIT 2.4

                               THIRD AMENDMENT TO
                      PLAN AND AGREEMENT OF SHARE EXCHANGE


                                  May 24, 2001


     THE PLAN AND AGREEMENT OF SHARE EXCHANGE ("Agreement") entered into as of March 2, 2001, by and between Admiralty Corporation, a Georgia corporation ("Admiralty"); Ruby Mining Company, a Colorado corporation ("RMC"); and U.S. Energy Corp., a Wyoming corporation ("USE"), was amended as of April 6, 2001, was amended again as of May 4, 2001, and is amended this third time as of May 24, 2001. "Section" refers to sections in the Agreement; capitalized terms have the meanings therein ascribed. Except for the following changes, the Agree- ment as amended remains in effect.

     1. The Closing Date under Section 1.02 is changed to not later than May 25, 2001.

     2.   Harold F. Herron will remain a director after the closing.

     3. Shares of RMC will be issued at closing to the then shareholders of Admiralty. Subscription for additional shares of Admiralty, which are received but checks not cleared as of the Closing Date will be booked as subscriptions receivable, and shares of RMC will be issued post-closing to such subscribers whose checks clear, as if such persons were shareholders as of the Closing Date.

     IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf attested by officers thereunto as of the day and year first above written. Execution by USE follows on next page.

                                      RMC:


                                      RUBY MINING COMPANY


                                      By     /s/    Harold F. Herron
                                         ---------------------------------------
                                      Name    Harold F. Herron
                                           -------------------------------------
                                      Title      Vice President
                                            ------------------------------------





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               [Signature page for Admiralty for Third Amendment]








                                      ADMIRALTY:


                                      ADMIRALTY CORPORATION


                                      By    /s/   Herbert C. Leeming
                                         ---------------------------------------
                                      Name      Herbert C. Leeming
                                           -------------------------------------
                                      Title        Chairman
                                            ------------------------------------


                                      USE:


                                      U.S. ENERGY CORPORATION


                                      By     /s/   John L. Larsen
                                         ---------------------------------------
                                      Name      John L. Larsen
                                           -------------------------------------
                                      Title        CEO
                                            ------------------------------------






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